EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 13, 2005 relating to the financial statements and financial statement schedule of Moldflow Corporation, which appears in Moldflow Corporation’s Annual Report on Form 10-K for the year ended June 30, 2006.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
February 7, 2007